Exhibit 10.3
AMENDMENT TO THE
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2003 EQUITY INCENTIVE PLAN
This Amendment (the “Amendment”) to the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (the “Plan”), which was adopted by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) on April 23, 2008 and made effective as of July 9, 2008, amends the Plan as follows:
The first sentence of Section 5 is hereby amended to read in its entirety as follows:
“The aggregate number of Shares that may be delivered under the Plan is 4,750,000.”
IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this Amendment to be executed on this 9th day of July, 2008.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Stuart M. Essig

Name: Stuart M. Essig Title: President and Chief Executive Officer